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EXHIBIT
10.5 CONSULTING AGREEMENT -- SCOTT PRESTA



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                              MANAGEMENT AGREEMENT

     This Management Agreement (this "Agreement") is made and entered into as of March 17th 2000, by and between Expidoc.com, Inc., a California corporation (hereinafter referred to as the "Company") and Scott Presta, an individual (hereinafter referred to as the "Manager") (collectively, the "Parties").

                                    RECITALS

     WHEREAS, Manager has certain management consulting experience pertaining to corporate structure, marketing, strategic alliances, and other matters relating to the management and growth of companies; and

     WHEREAS, the Company wishes to engage the services of the Manager to assist the Company in managing its business operations and growth.

     NOW, THEREFORE, in consideration of the mutual promises herein contained, the Parties hereto hereby agree as follows:

1.       CONSULTING SERVICES

       Attached hereto as Exhibit A and incorporated herein by this reference is a description of the services to be provided by the Manager hereunder (the "Consulting Services"). Manager hereby agrees to utilize its best efforts in performing the Consulting Services, however, Manager makes no warranties, representations, or guarantees regarding any corporate strategies attempted by the Company or the eventual effectiveness of the Consulting Services.

2.       TERM OF AGREEMENT

      This Agreement shall be in full force and effect commencing upon the date hereof. This Agreement has a term of seven years beginning on the date hereof. This Agreement shall be renewed automatically for succeeding terms of one year each unless either party gives notice to the other at least 30 days prior to the expiration of any term of their intention not to renew this Agreement. Either party hereto shall have the right to terminate this Agreement without notice in the event of the death, bankruptcy, insolvency, or assignment for the benefit of creditors of the other party. Manager shall have the right to terminate this Agreement if Company fails to comply with the terms of this Agreement, including without limitation its responsibilities for fees as set forth in this Agreement, and such failure continues unremedied for a period of 30 days after written notice to the Company by Manager. The Company shall have the right to terminate this Agreement upon delivery to Manager of notice setting forth with specificity facts comprising a material breach of this Agreement by Manager. Manager shall have 30 days to remedy such breach.

3.       TIME DEVOTED BY MANAGER

      It is anticipated that the Manager shall spend as much time as deemed necessary by the board of directors in order to perform the obligations of Manager hereunder. The Company understands that this amount of time may vary and that the Manager may perform Consulting Services for other companies.

4.       PLACE WHERE SERVICES WILL BE PERFORMED

      The Manager will perform most services in accordance with this Agreement at Manager's offices. In addition, the Manager will perform services on the telephone and at such other place(s) as necessary to perform these services in accordance with this Agreement.

5.       COMPENSATION TO MANAGER

      The Manager's compensation for the Consulting Services shall be as set forth in Exhibit B attached hereto and incorporated herein by this reference.



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6.       INDEPENDENT CONTRACTOR

      Both Company and the Manager agree that the Manager will act as an independent contractor in the performance of his duties under this Agreement. Nothing contained in this Agreement shall be construed to imply that Manager, or any employee, agent or other authorized representative of Manager, is a partner, joint venturer, agent, officer or employee of Company.

7.       CONFIDENTIAL INFORMATION

      The Manager and the Company acknowledge that each will have access to proprietary information regarding the business operations of the other and agree to keep all such information secret and confidential and not to use or disclose any such information to any individual or organization without the non-disclosing Parties prior written consent. It is hereby agreed that from time to time Manager and the Company may designate certain disclosed information as confidential for purposes of this Agreement.

8.       INDEMNIFICATION

      The Company hereby agrees to indemnify and hold Manager harmless from any and all liabilities incurred by Manager under the Securities Act of 1933, as amended (the "Act"), the various state securities acts, or otherwise, insofar as such liabilities arise out of or are based upon (i) any material misstatement or omission contained in any offering documents provided by the Company (ii) any actions by the Company, direct or indirect, in connection with any offering by the Company, in violation of any applicable federal or state securities laws or regulations, or (iii) a breach of this Agreement by the Company. Furthermore, the Company agrees to reimburse Manager for any legal or other expenses incurred by Manager in connection with investigating or defending any action, proceeding, investigation, or claim in connection herewith. The indemnity obligations of the Company under this paragraph shall extend to the shareholders, directors, officers, employees, agents, and control persons of Manager.

      Manager hereby agrees to indemnify and hold the Company harmless from any and all liabilities incurred by the Company under the Act, the various state securities acts, or otherwise, insofar as such liabilities arise out of or are based upon (i) any actions by Manager, its officers, employees, agents, or control persons, direct or indirect, in connection with any offering by the Company, in violation of any applicable federal or state securities laws or regulations, or (ii) any breach of this Agreement by Manager.

      The indemnity obligations of the Parties under this paragraph 8 shall be binding upon and inure to the benefit of any successors, assigns, heirs, and personal representatives of the Company, the Manager, and any other such persons or entities mentioned hereinabove.

9.       COVENANTS OF MANAGER

      Manager covenants and agrees with the Company that, in performing Consulting Services under this Agreement, Manager will:

           (a)  Comply with all federal and state securities and corporate laws;

           (b) Not make any representations other than those authorized by the Company; and

           (c) Not publish, circulate or otherwise use any solicitation materials, investor mailings, or updates other than materials provided by or otherwise approved by the Company.

10.      MISCELLANEOUS

      (A) Any controversy arising out of or relating to this Agreement or any modification or extension thereof, including any claim for damages and/or rescission shall be settled by arbitration in Orange County, California in accordance with the Commercial Arbitration Rules of the American Arbitration Association before a panel of three arbitrators. The arbitrators sitting in any such controversy shall have no power to alter or modify any express provisions of this Agreement or to render any award which by its terms effects any such alteration, or modification subject to 10(G). This Section 10 shall survive the termination of this Agreement.



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      (B)  If either party to this Agreement brings an action on this Agreement, the prevailing party shall be entitled to reasonable expenses therefore, including, but not limited to, attorneys' fees and expenses and court costs.

      (C) This Agreement shall inure to the benefit of the Parties hereto, their administrators and successors in interest. This Agreement shall not be assignable by either party hereto without the prior written consent of the other.

      (D) This Agreement contains the entire understanding of the Parties and supersedes all prior agreements between them.

      (E) This Agreement shall be constructed and interpreted in accordance with and the governed by the laws of the State of California.

      (F) No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by the Parties. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver.

      (G) If any provision hereof is held to be illegal, invalid or unenforceable under present or future laws effective during the term hereof, such provision shall be fully severable. This Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom.

      IN WITNESS WHEREOF, the Parties hereto have placed their signatures hereon on the day and year first above written.

---------------------------    --------------------
ExpiDoc.com, Inc.

BY:      /s/ Tony Tseng         /s/ Scott Presta
      ---------------------    --------------------
                                   Scott Presta
ITS:       President
      ---------------------



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                                    EXHIBIT A

                       DESCRIPTION OF CONSULTING SERVICES

       Manager shall perform the following services pursuant to the terms of this Agreement:

       (1) General management consulting services, including but not limited to:

           (a)  advising on corporate structure;

           (b)  advising on marketing; and

           (c)  developing strategic alliances.

       (2) Consulting on matters of the board of directors of the Company, including but not limited to:

           (a) assisting the board of directors in developing policies and procedures; and

           (c) assisting the board of directors of the Company in mergers, acquisitions, and other business combinations.

       The above services will be further defined and delineated by the Company's board of directors from time to time as necessary.



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                                    EXHIBIT B

                              TERMS OF COMPENSATION

       The Manager's compensation hereunder shall be as follows:

       1. MONTHLY ADVISORY FEES. A monthly fee of 5% of the net pretax profit each month.

       2.  PERFORMANCE BONUS. Manager shall be paid bonuses as follows:

           a. If within the first 12 months there are 3 consecutive months that average 2,200 or more completed signings per month, a performance bonus of 2,000 shares of E-Net Financial.com Corporation ("ENNT") will be paid.

           b. If within the first 24 months there are 3 consecutive months that average 4,400 or more completed signings per month, a performance bonus of 2,000 shares of ENNT will be paid.

           c. If the Company is sold at a profit during the term of this Agreement, a performance incentive will be paid equal to 2.5% of the net profit realized from the sale, in the event that e-Net Finacnial.com sells Expidoc.com to an unrelated third party.

       3. EXPENSES. Manager shall be reimbursed for all out-of-pocket expenses upon submission of receipts or accounting to the Company, including, but not limited to, all travel expenses, research material and charges, computer charges, long-distance telephone charges, facsimile costs, copy charges, messenger services, mail expenses and such other Company related charges as may occur exclusively in relation to the Company's business as substantiated by documentation.

---------------------------    --------------------
ExpiDoc.com, Inc.

BY:      /s/ Tony Tseng         /s/ Scott Presta
      ---------------------    --------------------
                                   Scott Presta
ITS:       President
      ---------------------